EXHIBIT 23.1

Cinnamon Jang Willoughby & Company

Chartered Accountants
A Partnership of Incorporated Professionals

We consent to the incorporation by reference in the Registration Statement of Flexible Solutions International Inc. on Form S-8 (No. 333-139815) of our report dated February 25, 2009 relating to the financial statements of Flexible Solutions International Inc. for the years ended December 31, 2008 and 2007, which appear in this Form 10-K.

/s/ “Cinnamon Jang Willoughby & Company”

Chartered Accountants

Burnaby, British Columbia, Canada

March 25, 2009